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                                                                     EXHIBIT 5.1

May 3, 2002



Chittenden Corporation
Two Burlington Square
Burlington, Vermont  05401

Re: Legality of Certain Securities to be Registered under Registration Statement on Form S-3
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Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Chittenden Corporation, a Vermont corporation (the "Company"), and have represented it in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which relates to the sale from time to time of an indeterminate amount of (i) senior debt securities, subordinated debt securities and junior subordinated debt securities ("Debt Securities"), shares of preferred stock, par value $100.00 per share ("Preferred Stock"), shares of common stock, par value $1.00 per share ("Common Stock"), warrants ("Warrants") and guarantees ("Guarantees") of the Company, and (ii) capital securities ("Capital Securities") of Chittenden Capital Trust I, Chittenden Capital Trust II and Chittenden Capital Trust III, each of which is a Delaware business trust, or any combination of Debt Securities, Preferred Stock, Common Stock, Warrants, Guarantees and Capital Securities (collectively, the "Securities"), having a maximum aggregate public offering price of up to $350,000,000. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

In connection with rendering this opinion, I have examined (i) the charter of the Company, as amended to the date hereof, and on file with the Secretary of State of the State of Vermont, (ii) the bylaws of the Company, as amended, (iii) such records of corporate proceedings of the Company as I have deemed material for the purposes of this opinion, (iv) the Registration Statement and the exhibits thereto and (v) such other certificates, receipts, records and documents as I have deemed necessary for the purposes of this opinion.

For purposes of my examination, I have assumed and have not independently verified the legal capacity of all natural persons, the genuineness of all signatures, the conformity to originals of all documents submitted to me as certified, facsimile or photostatic copies, the authenticity of all documents submitted to me as certified, facsimile or photostatic copies and the authenticity of the originals of such copies. As to facts material to my opinion, I have relied upon certificates, documents, statements and other information of the Company or respective representatives or officers thereof.

I am an attorney admitted to practice law in the State of Vermont. I express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and

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Chittenden Corporation
May 3, 2002
Page 2

the State of Vermont and also express no opinion with respect to the blue sky or securities laws of any state including Vermont.

Based upon the foregoing, I am of the opinion that:

1. Under the Vermont Business Corporation Act, pursuant to which the Company was incorporated, when the Preferred Stock, Common Stock and Warrants are specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Board Authorization") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Board Authorization, and upon receipt by the Company of the consideration provided for in the Board Authorization (which consideration, in the case of Preferred Stock or Common Stock, is not less than the par value per share), the Preferred Stock, the Common Stock and the Warrants will be legally issued, fully paid and nonassessable.

2. Under the Vermont Business Corporation Act, pursuant to which the Company was formed, upon Board Authorization of the Debt Securities and Guarantees and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Board Authorization, and upon execution and authentication of the Debt Securities as provided in the relevant indentures, and upon receipt by the Company of the consideration provided for in the Board Authorization, the Debt Securities and Guarantees will be binding obligations of the Company, enforceable in accordance with their terms, except that (i) the enforcement of rights and remedies created thereby may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, banking laws, regulations and directives of the Board of Governors of the Federal Reserve System, moratorium and similar laws of general applicability relating to or affecting creditors' rights and by equitable principles which may limit the right to obtain the remedy of specific performance or other injunctive relief and (ii) I express no opinion as to the legality, validity or binding nature of any choice of law provision.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, as to which I express no opinion.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me and to my opinion in the Registration Statement.

Very truly yours,

/s/ F. Sheldon Prentice

F. Sheldon Prentice, Esq.
Senior Vice President,
General Counsel and Secretary